UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 25, 2025

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2025, Shake Shack Inc. (the “Company”) announced that Katherine Fogertey, its Chief Financial Officer, will step down from the Company effective March 4, 2026 (the “Resignation Date”). Beginning immediately, Ms. Fogertey will transition into a Senior Advisor role to support a smooth handoff and ensure continuity across all financial functions during the transition. The Company plans to launch a search for a new Chief Financial Officer immediately.

Pursuant to the terms of a Transition and Advisory Agreement, entered into on November 20, 2025 (the “Effective Date”) between Ms. Fogertey, on the one hand, and the Company, Shake Shack Enterprises, LLC, and SSE Holdings, LLC, on the other hand, through the Resignation Date, Ms. Fogertey (i) will continue to receive her annual base salary of Six Hundred Eighteen Thousand Dollars ($618,000.00) and (ii) her outstanding restricted stock unit awards and performance stock unit awards will continue in effect in accordance with the terms of the applicable award agreements, including their vesting. In addition, Ms. Fogertey will receive on the first regularly scheduled payroll date following the Resignation Date, one hundred percent (100%) of her bonus earned for fiscal year 2025. Ms. Fogertey’s restricted stock units that were due to vest on July 15, 2026 and March 1, 2027 will be accelerated such that they will vest on the Resignation Date. Ms. Fogertey will not be eligible for any bonus for fiscal year 2026 nor will she receive any restricted stock unit awards or performance stock unit awards for fiscal year 2026. Ms. Fogertey will continue to receive all benefits in which she is currently enrolled through the Resignation Date, except Ms. Fogertey will not accrue any additional paid time off as of the Effective Date other than as required by New York City and New York State law.

Ms. Fogertey’s transition is occurring in the ordinary course of business and is not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies or procedures or its financial statements or disclosure.

A copy of the Transition and Advisory Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This summary of the Transition and Advisory Agreement is qualified in its entirety by the Transition and Advisory Agreement.

On November 25, 2025, the Company issued a press release announcing the resignation of Ms. Fogertey as Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On November 25, 2025, the Company issued a press release announcing Ms. Fogertey’s resignation. The press release also reiterated the Company’s previously issued guidance for the fourth quarter of 2025 and fiscal year 2025 and its three-year financial targets for fiscal years 2025 through 2027, which are described in such press release. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included herein are forward-looking statements, including, but not limited to, the guidance provided for the fourth quarter of 2025 and the full 2025 fiscal year and the Company’s three-year financial targets for fiscal years 2025 through 2027.

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company's expectations include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of our products, increased labor costs or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company's management of its digital capabilities and expansion into new channels, as well as its kiosk, drive-thru and multiple format investments, the Company’s ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made herein in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 as filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Transition and Advisory Agreement, dated November 20, 2025, by and among Katherine Fogertey, Shake Shack Inc., Shack Shake Enterprises, LLC, and SSE Holdings, LLC
99.1	Press Release dated November 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: November 25, 2025	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer